Exhibit 10.1

March 1, 2005

Mr. Edward J. Reilly

Federal Insurance Company

15 Mountain View Road

P. O. Box 1615

Warren, NJ  07061-1615

Mr. J. Michael Pete

Arch Insurance Company

3 Parkway, Suite 1500

Philadelphia, PA  19102

Re:    Intercreditor Agreement dated as of October 23, 2003, as amended by the First Amendment to Intercreditor Agreement dated as of March 1, 2005 (as so amended and as amended from time to time after the date hereof, the “Intercreditor Agreement”)

Dear Sirs:

This letter memorializes the acknowledgement of the undersigned, Bank of Texas NA, individually as a Lender and in its capacity as Administrative Agent (in such capacity, the “Lender Agent”) for and on behalf of the other Lenders under the terms of that certain Amended and Restated Credit Agreement dated as of December 31, 2003 (as amended from time to time, the “Credit Agreement”), that under the Credit Agreement, at the end of any fiscal quarter, the aggregate amount of the surety facility with the addressees of this letter may equal the greater of (a) $145,000,000 and (b) the lesser of (i) Two Hundred Seventy-Five Million Dollars ($275,000,000) and (ii) the amount which causes the Bonded Contract Ratio (as such term is defined in the Credit Agreement) at the end of such fiscal quarter to exceed 35 percent.  For purposes of determining the Bonded Contract Ratio, you may rely upon the most recent certificate of a financial officer of Comfort Systems USA, Inc. to the Lender Agent setting forth such Bonded Contract Ratio.  In all capacities established and/or described in the Credit Agreement, as amended, the undersigned will comply with all requirements and perform any and all of the responsibilities of the Lender Agent as set out in the Intercreditor Agreement.

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Very truly yours,

BANK OF TEXAS NA

By:	/s/ Edward H. Braddock
Name:	Edward H. Braddock
Its:	Vice President

ACKNOWLEDGED BY:

FEDERAL INSURANCE COMPANY

By:	/s/ Edward J. Reilly
Name: Edward J. Reilly
Title: Assistant Secretary

ARCH INSURANCE COMPANY

By:	/s/ J. Michael Pete
Name: J. Michael Pete
Title: Asst. Vice President